Digirad Rejects Dissident's Call for New Stockholder Meeting as Yet Another Attempt to Seize Control of the Company

Stockholders Have Spoken and Dissident's Complaint Is an Unnecessary Distraction and Waste of Corporate Funds

Stockholders Want Us to Move Forward and Refocus Our Efforts on Maximizing Value

POWAY, CA -- (Marketwire - May 20, 2013) - Digirad Corporation (NASDAQ: DRAD) (the "Company") today disclosed that the Red Oak Fund, L.P. ("Red Oak") has filed a complaint and motion for expedited proceedings seeking to set aside the results of the Company's recent annual meeting of stockholders, where, among other things, stockholders had elected the Company's slate of directors, and require that the Company schedule a special meeting of stockholders to elect directors.

Jeff Eberwein, Chairman of the Board of Directors, stated, "The Red Oak complaint against the Company and its Board regarding the results of the 2013 annual meeting will only waste valuable corporate resources. The fact is that after a full, fair and open election process, stockholders supported the Company's slate of directors by a substantial margin. Red Oak lost at the polls and is now attempting to achieve through the courts what it could not achieve in the recent stockholder vote. We are confident they will lose in court."

Mr. Eberwein continued, "It is frustrating that Red Oak continues to divert management's time and attention away from the Company's efforts to maximize value for stockholders as well as cause the Company to spend money defending Red Oak's baseless accusations. Red Oak has demonstrated that it has no meaningful experience in our industry and no new strategic plan for directing the Company forward. As a result, both of the two leading independent proxy voting advisory firms, ISS and Glass Lewis, rejected all of Red Oak's director nominees. Now, Red Oak is commencing a campaign of misinformation in its attempts to mislead our stockholders and disparage our Board members and management. To be clear, the preliminary and final vote counts disclosed in the Company's 8-K filings, which were certified by an independent inspector of elections, did not include any treasury shares. We also adhered to the highest standards of conduct throughout the election process and believe Red Oak's claims are without merit."

In response to Red Oak's allegation that the Company delayed the release of its first quarter results, Mr. Eberwein stated, "Even though we were not required to disclose our first quarter results until May 15, 2013, we released our results nine days before this deadline." Mr. Eberwein continued, "As stockholders are aware, the Company is in the midst of a major restructuring and our Q1 results reflected some large restructuring charges, which took us some time to calculate. However, we are pleased by the progress we have made and believe we will see the effects of our restructuring in the second half of 2013. We are very grateful to our stockholders for their continued support as we work diligently to maximize stockholder returns."

Corporate Election Services, the independent inspector of elections for the Company's 2013 annual meeting of stockholders, tabulated and certified the final election results of the election, which indicated that each of the five Company nominees was elected to the Company's Board by more than one million votes.

About Digirad Corporation

Digirad is one of the largest national providers of in-office nuclear cardiology imaging and ultrasound services to physical practices, hospitals and imaging centers, and also sells medical diagnostic imaging systems for nuclear cardiology and general nuclear medicine applications. For more information, please visit www.digirad.com. Digirad® and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers' business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, analysis of potential impairment and restructuring charges, the conclusion of the Company's audit and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

Investor Contact:
Matt Clawson
Allen & Caron
949-474-4300
matt@allencaron.com

Company Contact:
Jeffry Keyes
CFO
858-726-1600
ir@digirad.com